MUTUAL FUND AND VARIABLE INSURANCE TRUST

FOURTH AMENDED MULTIPLE CLASS PLAN

FEBRUARY 26, 2016

This Fourth Amended Multiple Class Plan (“Plan”) is adopted by the Mutual Fund and Variable Insurance Trust (the “Trust”), formerly known as The Huntington Funds, a Delaware statutory trust, on behalf of each of its series funds listed on Exhibit A (each a “Fund”) that have more than one class of shares. This Amended Multiple Class Plan (“Plan”) hereby replaces the Multiple Class Plan, dated June 23, 2006, as well as any previously executed amendments or modifications thereto.

1. Purpose

The Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust, as such term is defined by the Investment Company Act of 1940, as amended (the “1940 Act”), has determined to adopt this Plan in accordance with Rule 18f-3(d) under the 1940 Act to enable the Funds to provide appropriate services to certain designated Classes.

2. Separate Arrangements/Class Differences

a.                   Designation of Classes: Each of the Funds may offer up to three classes of shares: Class A Shares, Class C Shares and Institutional Shares. Currently, the Catalyst Dividend Capture VA Fund and the Catalyst Insider Buying Fund only have one share class.

b.                  Sales Charges: Purchases of Class A Shares are subject to a front-end sales charge, and certain redemptions of Class A Shares are subject to contingent deferred sales charges, each as described in the applicable prospectus or statement of additional information. Purchases of Class C Shares are offered at the then-current net asset value without a front-end sales charge, but are subject to a contingent deferred sales charges, as described in the applicable prospectus or statement of additional information. Purchases and redemptions of Institutional Shares are not subject to sales charges. Quantity discounts, accumulated purchases, concurrent purchases, purchases in conjunction with a letter of intent, reinstatement privileges, systematic withdrawals, waivers and other purchases at net asset value as they relate to Class A Shares are as described in the applicable prospectus or statement of additional information. Quantity discounts, accumulated purchases, concurrent purchases, purchases in conjunction with a letter of intent, reinstatement privileges, systematic withdrawals, waivers and other purchases at net asset value as they relate to Class C Shares are as described in the applicable prospectus or statement of additional information. Waivers of contingent deferred sales charges as they relate to Class C Shares are as described in the applicable prospectus or statement of additional information.

c.                   Distribution of Shares: Each class shall differ in terms of its eligibility requirements to purchase shares, as described in each Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time.

d.                  Minimum Investment Amounts: The minimum investment amounts for Class A Shares, Class C Shares or Institutional Shares of a Fund are as described in the applicable prospectus or statement of additional information, as the same may be amended or supplemented from time to time.

e.                   Voting Rights: Shareholders of each class are entitled to one vote for each share held on the record date for any action requiring a vote by the shareholders and a proportionate fractional vote for each fractional share held. Shareholders of the Trust will vote in the aggregate and not by Fund or class, except (i) as otherwise expressly required by law or when the Trustees determine that the matter to be voted upon affects only the interests of shareholders of a particular Fund or class, and (ii) only holders of Class A Shares and/or Class C Shares will be entitled to vote on matters applicable to one or both classes submitted to shareholder vote with respect to the Trust’s Distribution and Shareholder Services Plan adopted pursuant to Rule 12b-1 (the “Rule 12b-1 Plan”).

3. Expense Allocations

All or a portion of certain expenses may be attributable only to a particular class of shares of each Fund. These class expenses are charged directly to the net assets of the particular class and are borne on a pro rata basis by the shareholders of that class. The expenses incurred pursuant to the Rule 12b-1 Plan will be borne solely by the holders of Class A Shares and Class C Share classes, as specified in the Rule 12b-1 Plan. Shareholder servicing fees will be borne solely by the holders of Class A Shares, Class C Shares or Institutional Shares. Certain other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust’s assets, may, in the discretion of the Board of Trustees, also be charged to a particular class if such expenses are incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. For non-daily dividend Funds, all other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund. For daily dividend Funds, all other expenses will be allocated pursuant to the “settled shares method” as defined in Rule 18f-3 under the 1940 Act.

4. Exchange Features

The exchange features and restrictions of a Fund’s Class A Shares, Class C Shares or Institutional Shares of a Fund are as described in the applicable prospectus or statement of additional information, as the same may be amended or supplemented from time to time.

5. Dividends

As a result of fees charged by Class A Shares and Class C Shares under the Rule 12b-1 Plan as well as under shareholder servicing arrangements, dividends payable on Class A Shares and Institutional Shares may be more than dividends payable on Class C Shares, dividends payable on Institutional Shares may be more than dividends payable on Class A Shares or Class C Shares, and dividends payable on Class A Shares may be more than dividends payable on Class C Shares.

6. Termination and Amendment

This Plan may be terminated or amended pursuant to the requirements of Rule 18f-3(d) under the 1940 Act.

7. Effectiveness

This Plan shall become effective with respect to each class, (i) to the extent required by Rule 18f-3, after approval by a majority vote of: (a) the Trust’s Board of Trustees; (b) the members of the Board of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust’s Plan and/or (ii) upon execution of an exhibit adopting this Plan with respect to such class.

WITNESS the due execution hereof this 26th day of February, 2016.

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By: /s/Lisa Householder

Name: Lisa Householder

Title: President

MUTUAL FUND AND VARIABLE INSURANCE TRUST

AMENDED MULTIPLE CLASS PLAN

February 26, 2016

Fund	Shares Offered	Effective Date
Rational Dividend Capture Fund
	Class A Shares	June 23, 2006
	Class C Shares	September 26, 2013
	Institutional Shares	June 23, 2006

Rational Risk Managed Emerging Markets Fund
	Class A Shares	December 28, 2009
	Institutional Shares Class C Shares	December 28, 2009 February 26, 2016
Rational Real Strategies Fund
	Class A Shares	April 30, 2007
	Institutional Shares Class C Shares	April 30, 2007 February 26, 2016
Rational Defensive Growth Fund
	Class A Shares	June 23, 2006
	Class C Shares	September 26, 2013
	Institutional Shares	June 23, 2006
Rational Strategic Allocation Fund
	Class A Shares Class C Shares Institutional Shares	June 15, 2009 February 26, 2016 February 26, 2016
Catalyst Managed Futures Strategy VA Fund
	Class A Shares Class C Shares Institutional Shares	June 15, 2009 February 26, 2016 February 26, 2016

This Exhibit, as of February 26, 2016, is hereby incorporated and made part of the Amended Multiple Class Plan dated February 26, 2016.

WITNESS the due execution hereof this 26th day of February, 2016.

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By: /s/ Lisa Householder

Name: Lisa Householder

Title: President

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